                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement               [ ]  Confidential, for use of the
[ ]  Definitive proxy statement                     Commission only (as
[ ]  Definitive additional materials                permitted by Rule 14a-6(e)2)
[ ]  Soliciting material under Rule 14a-12

                           CASTLE DENTAL CENTERS, INC.
                (Name of Registrant as Specified in Its Charter)

                    -----------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------------------------
     (4)  Date Filed:

     ---------------------------------------------------------------------------

                          [CASTLE DENTAL CENTERS LOGO]

                                December __, 2002

To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Castle Dental Centers, Inc. to be held on Monday, January 7, 2002, at 10:00 a.m. at _____________________ located at
_____________________, Houston, Texas 770__. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 2001 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company in 2001.

     We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                                Sincerely,



                                                James M. Usdan
                                                Chief Executive Officer

                           Castle Dental Centers, Inc.
                           3701 Kirby Drive, Suite 550
                              Houston, Texas 77098



                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 7, 2003



To the Stockholders of Castle Dental Centers, Inc.:

     The 2002 Annual Meeting of Stockholders of Castle Dental Centers, Inc. (the "Company"), will be held at _____________________ located at _____________________, Houston, Texas 770__ at 10:00 a.m. on Monday, January 7,
2003, for the following purposes:

     (1) To elect five directors of the Company to serve on the Board of Directors until the Company's 2003 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

     (2) To amend Article IV of the Company's Certificate of Incorporation to authorize the issuance of up to 82,000,000 additional shares of the Company's common stock.

     (3) To amend the Company's Certificate of Incorporation in order to reduce the par value of the Company's common stock and preferred stock from .001 to .000001.

     (4) To amend the Company's Certificate of Incorporation to delete Article IX in order to permit action by written consent of holders of the Company's outstanding voting stock.

     (5) To amend the Bylaws of the Company to delete Section 2.14 thereof which requires advance notice by stockholders of nominations of directors and all matters to be brought before meetings of stockholders.

     (6)  To approve the Castle Dental Centers, Inc. 2002 Stock Option Plan.

     (7) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2002.

     (8) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The holders of record of the Company's common stock and Series A-1 Convertible Preferred Stock at the close of business on November 19, 2002 are entitled to notice of and to vote at the meeting with respect to all proposals. The attached proxy statement and the accompanying proxy card are being mailed to stockholders on or about December __, 2002. We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                By Order of the Board of Directors,



                                John M. Slack
                                Senior Vice President, Chief Administrative
                                Officer and Secretary

Houston, Texas
December ___, 2002

                           Castle Dental Centers, Inc.
                           3701 Kirby Drive, Suite 550
                              Houston, Texas 77098

                           -------------------------
                                 PROXY STATEMENT
                           -------------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 7, 2003

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Castle Dental Centers, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders or any postponement or adjournment thereof (the "Annual Meeting") to be held at ___________________________ located at _____________________,
Houston, Texas 770__ at 10:00 a.m. on Monday, January 7, 2003 for those purposes set forth in the notice attached to this proxy statement. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about December __, 2002.

Record Date and Voting Securities

     The Board of Directors has fixed the close of business on November 19, 2002 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company's outstanding voting securities consisted of 6,417,206 shares of common stock, par value $.001 per share ("Common Stock"), and 211,282 shares of Series A-1 Convertible Preferred Stock, par value $.001 per share (the "Series A-1 Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. Holders of Series A-1 Stock have the right to vote as a class with the holders of Common Stock on all matters submitted to a vote of the holders of Common Stock on an "as converted" basis. On the Record Date, each share of Series A-1 Stock was convertible into approximately 182.7 shares of Common Stock. Accordingly, 45,014,928 votes are entitled to be cast at the Annual Meeting. In this proxy statement, we refer to the issued and outstanding Common Stock and the issued and outstanding Series A-1 Stock as the "Voting Stock." There are no other classes of voting securities of the Company outstanding. A proxy will be voted in the manner specified on the proxy, or, if no manner is specified, it will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

     The presence of the holders of a majority of the issued and outstanding Voting Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company.

     The election of directors requires the favorable vote of the holders of a plurality of the shares of Voting Stock, which means that the five director nominees receiving the most votes will be elected. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the outstanding Voting Stock is necessary to approve each of the amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") contemplated by proposals Nos. 2, 3 and 4. The affirmative vote of 80% of the outstanding Voting Stock is necessary to approve the amendment to the Company's Amended and Restated Bylaws (the "Bylaws") contemplated by proposal No. 5. The approval of the Castle Dental Centers, Inc. 2002 Stock Option Plan (the "2002 Plan"), the ratification of the Company's auditors, and the approval of any other matters that are properly brought before the Annual Meeting requires the affirmative vote of a majority of the Voting Stock present in person or represented by proxy, and entitled to vote on such matter. Heller Financial, Inc. ("Heller") and Midwest Mezzanine Fund II, L.P. ("Midwest"), who collectively own shares of Series A-1 Stock entitled to cast approximately 32,751,486, or 72.8%, of the 45,014,928 shares entitled to be cast at the Annual Meeting, have informed the Company that they will cast such votes in favor of the five director nominees and for each of proposals Nos. 2 through 7. Consequently, each of the director nominees will be elected and proposal Nos. 2, 3, 4, 6 and 7 will be approved at the Annual Meeting without the necessity of any additional stockholders voting in favor of such proposals

     Holders of Voting Stock may mark "abstain" on their proxy card for any of the matters submitted to a vote at the Annual Meeting. For purposes of determining whether a quorum is present under Delaware law, abstentions count towards the establishment of a quorum. With respect to the election of directors, abstentions have no effect on determinations of plurality, except to the extent that they affect the total votes received by a particular candidate. For all other matters to be voted on at the Annual Meeting, abstentions will be the equivalent of a "no" vote because abstaining shares of Voting Stock will be considered present and entitled to vote at the Annual Meeting.

     Many of the Company's shares of Common Stock are held in "street name" which means that a depository, broker-dealer or other institution holds shares in its name which are beneficially owned by another person. Generally, a street name holder must receive the direction from the beneficial owner of the shares to vote on issues other than routine stockholder matters such as the election of directors and ratification of auditors. A "broker non-vote" refers to a proxy which votes on one matter, but indicates that the holder does not have the authority to vote on other matters. For purposes of determining whether a quorum is present under Delaware law, a broker non-vote counts towards the establishment of a quorum. With respect to the election of directors, broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by a particular candidate. Broker non-votes have the effect of a "no" vote with respect to the amendments to the Certificate and Bylaws contemplated by proposals Nos. 2, 3, 4 and 5 because the approval of such proposals is based on the total number of shares outstanding. Broker non-votes are not deemed present and entitled to vote on, and do not have any effect on the approval of, the 2002 Plan, the ratification of the Company's auditors and other matters that are properly brought before the Annual Meeting, other than to reduce the total number of votes needed to approve such proposals.

Revocation of Proxy

     Any Proxy may be revoked at any time before it is exercised by delivering, to the Secretary of the Company, written notice of revocation, by duly executing a proxy bearing a later date, or by voting in person at the Annual Meeting. Notices to the Secretary of the Company should be directed to John M. Slack, Secretary, Castle Dental Centers, Inc., 3701 Kirby Drive, Suite 550, Houston, Texas 77098.

Solicitation Expenses

     The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Voting Stock.

Appraisal Rights

     No appraisal rights are available under the Delaware General Corporation Law or under the Company's Certificate or Bylaws to any stockholder who dissents from the proposals set forth herein.

Change of Control

     From June 2000 until July 19, 2002, the Company was in default under:

     o its bank credit agreement (the "Old Credit Agreement") with its senior secured lenders (the "Senior Secured Lenders");

     o its senior subordinated notes and subordinated convertible notes (the "Senior Subordinated Notes") issued to Heller and Midwest (collectively, the "Senior Subordinated Lenders"); and

     o its subordinated notes and other subordinated indebtedness issued to various sellers of dental practices to the Company (collectively, the "Old Notes").

     The Company entered into a restructuring on July 19, 2002 (the "Restructuring") with its Senior Secured Lenders, its Senior Subordinated Lenders and the holders of the Old Notes regarding the debt outstanding under the Old Credit Agreement, the Senior Subordinated Notes and the Old Notes. Pursuant to the Restructuring, the Company has:

     o exchanged 32,002 shares of Series A-1 Stock for $3,624,771 in aggregate principal and interest of its Old Notes;

     o exchanged 179,280 shares of Series A-1 Stock for $17,928,000 in aggregate principal and interest of the Senior Subordinated Notes;

     o    amended and restated the Old Credit Agreement;

     o issued warrants to purchase 60,859 shares of Series A-2 Convertible Preferred Stock, par value $.001 per share ("Series A-2 Stock"), to the Senior Secured Lenders;

     o borrowed $1,700,000 from the Senior Subordinated Lenders and James M. Usdan (collectively with the Senior Subordinated Lenders, the "New Money Lenders");

     o issued convertible notes with an aggregate principal amount of $1,700,000 evidencing the amount borrowed from the New Money Lenders, which notes are initially convertible into 3,105,618 shares of Common Stock; and

     o issued warrants to purchase 17,974,062 shares of Common Stock to the New Money Lenders.

     Heller exchanged $11,952,000 in aggregate principal and interest of Senior Subordinated Notes for 119,520 shares of Series A-1 Stock. In its capacity as Senior Secured Lender, Heller was issued warrants to purchase 10,984 shares of Series A-2 Stock in exchange for entering into the amendment and restatement of the Old Credit Agreement. In addition, Heller loaned $500,000 to the Company in exchange for a $500,000 note initially convertible into 913,417 shares of Common Stock and warrants to purchase 5,286,489 shares of Common Stock. Heller financed this loan with its working capital.

     Midwest exchanged $5,976,000 in aggregate principal and interest of Senior Subordinated Notes for 59,760 shares of Series A-1 Stock. Midwest also loaned $500,000 to the Company in exchange for a $500,000 note initially convertible into 913,417 shares of Common Stock and warrants to purchase 5,286,489 shares of Common Stock. Midwest financed this loan with its working capital.

     James M. Usdan, the Company's Chief Executive Officer, loaned $700,000 to the Company in exchange for a $700,000 note initially convertible into 1,278,784 shares of Common Stock and a warrant to purchase 7,401,084 shares of Common Stock. Mr. Usdan financed this loan with personal funds.

     Holders of Series A-1 Stock, voting separately as a class, are entitled to elect a majority of the directors of the Company. Heller's 119,520 shares of Series A-1 Stock currently represent approximately 48.5% of the Company's outstanding voting stock and Midwest's 59,760 shares of Series A-1 Stock currently represent approximately 24.3% of the Company's outstanding voting stock.

     If Heller's convertible note were converted into Common Stock, its warrant to purchase Common Stock were exercised in full, and its warrant to purchase Series A-2 Stock were exercised in full, Heller would be able to cast 30,040,825 votes on all matters submitted to stockholders for a vote. If Midwest's convertible note were converted into Common Stock and its warrant to purchase Common Stock were exercised in full, Midwest would be able to cast 17,117,068 votes on all matters submitted to stockholders for a vote.

     In connection with the Restructuring, the Company and the New Money Lenders entered into an Investors Agreement (the "Investors Agreement") which provides that the Company's Board of Directors will consist of five persons and that Heller is entitled to designate two directors, Midwest is entitled to designate one director, and the Chief Executive Officer of the Company will serve as a director. Pursuant to the Investors Agreement, Heller has designated Ira Glazer and Frank A. Baynham and Midwest has designated Paul Kreie to serve on the Company's Board of Directors. In addition, Mr. Usdan, the Company's Chief Executive Officer and a current director, and

Edward L. Kuntz have been designated to serve on the Company's Board of Directors pursuant to the Investors Agreement.

     Pursuant to a Stockholders Agreement between the Company, Heller, Midwest, Mr. Usdan and certain other stockholders and warrant holders of the Company (the "Stockholders Agreement"), the Company agreed to place on the agenda for the Annual Meeting each of proposals two through five described in the accompanying notice of Annual Meeting (the "Required Proposals"). In furtherance of the foregoing, each of such stockholders agreed to take all actions within their respective power required to approve the Required Proposals, including without limitation, the voting of all capital stock of the Company held by the stockholders in favor of the Required Proposals; provided that the foregoing shall not require any stockholder to convert securities into voting securities of the Company or exercise any warrant or other right to purchase voting securities of the Company. Consequently, Heller and Midwest, who collectively own shares of Series A-1 Stock entitled to cast approximately 32,751,486, or 72.8%, of the 45,014,928 votes entitled to be cast at the Annual Meeting, are required to cast such votes in favor of the Required Proposals. Consequently, proposals two, three and four will be approved at the Annual Meeting without the necessity of any additional stockholders voting in favor of such proposals.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

Identification of Directors and Executive Officers

     Presently, the Board of Directors consists of five directors, James M. Usdan, Ira Glazer, Paul Kreie, Frank A. Baynham and Edward L. Kuntz. Directors of the Company are elected for a term of one year, and until their respective successors have been duly elected and qualified. Pursuant to the Investors Agreement, the Board of Directors of the Company is to consist of five directors, Heller has the right to appoint two directors, Midwest has the right to appoint one director and the Chief Executive Officer will serve as a director. Heller has designated Ira Glazer and Frank A. Baynham and Midwest has designated Paul Kreie to serve on the Board of Directors of the Company. Mr. Usdan, the Company's Chief Executive Officer, and Edward Kuntz have also been designated to serve on the Board of Directors of the Company pursuant to the Investors Agreement. The terms of all of the Company's current directors will expire at the Annual Meeting. All of these individuals have been nominated to stand for reelection at the Annual Meeting to hold office until the 2003 Annual Meeting and until their successors are elected and qualified.

     The board of directors recommends a vote for James M. Usdan, Ira Glazer, Paul Kreie, Frank A. Baynham and Edward L. Kuntz as directors to hold office until the 2003 Annual Meeting and until their successors are elected and qualified. The shares of Voting Stock represented by returned proxy cards will be voted for the election of these nominees unless otherwise specified.

     The following provides information with respect to the current directors of the Company and the executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors of the Company or his earlier removal or resignation from office.

                                                                                                         Company
                                                                                                         Position
                Name                       Age                  Position with the Company                 Since
                ----                       ---                  -------------------------                --------
James M. Usdan ........................    53     Chief Executive Officer, President and Director          2001

Ira Glazer ............................    51     Director                                                 2002

Paul Kreie ............................    30     Director                                                 2002

Edward L. Kuntz .......................    56     Director                                                 2002

Frank A. Baynham ......................    49     Director                                                 2002

Joseph P. Keane .......................    38     Senior Vice President, Chief Financial Officer           2002

John M. Slack .........................    54     Senior Vice President, Chief Administrative Officer      2002

Tim S. Tiffin .........................    38     Vice President, Chief Information Officer                2000


     James M. Usdan became President, Chief Executive Officer and a director of the Company in July 2001. From 1998 to 2001, Mr. Usdan was President and CEO of NextCare Hospitals, Inc., a privately owned provider of long-term acute care hospital services. From 1990 to 1998, Mr. Usdan was President, Chief Executive Officer and a director of RehabCare Group, Inc., a publicly traded provider of temporary healthcare staffing and therapy program management for hospitals and long-term care facilities. Mr. Usdan serves on the Boards of Metro 1 Telecommunications, Inc. and is on the advisory boards of Maryville College and the Harvard University School of Public Health. Mr. Usdan, as the Chief Executive Officer of the Company, is entitled to be appointed as a director pursuant to the Investors Agreement and his employment agreement. Mr. Usdan received a Bachelor of Arts degree from Harvard College.

     Ira Glazer became a director of the Company in August 2002. Mr. Glazer is a Managing Director of Getzler & Co., Inc., a New York-based turnaround specialist, which he joined in February 1999. In his capacity as an employee at Getzler & Co., he served as acting Chief Executive Officer of the Company from February 2001 until June 2001. Mr. Glazer is currently serving as the Chief Restructuring Officer of the Wire Rope Corporation of America, Inc., a privately owned manufacturer of wire, wire rope and related products that has engaged Getzler & Co. as a management consulting firm. Mr. Glazer was appointed as the Chief Restructuring Officer of Wire Rope when it filed for bankruptcy protection under Chapter 11 in May 2002. In his capacity as a private consultant, Mr. Glazer served as President of Knitwaves, Inc., a privately owned manufacturer of children's knitwear, from May 1998 until February 1999. Knitwaves filed bankruptcy in November 1998. From 1986 until September 1997, Mr. Glazer served as Chief Financial Officer and Chief Operating Officer of Maidenform Worldwide, Inc., a private manufacturer of intimate apparel. Maidenform filed bankruptcy in August 1998. Before joining Maidenform, Mr. Glazer spent ten years with Chase Manhattan Bank, where he was a Vice President and Division Executive in middle market lending. Mr. Glazer, as the nominee of Heller, was appointed as a director of the Company pursuant to the Investors Agreement. Mr. Glazer received a B.B.A. from Pace University.

     Paul Kreie became a director of the Company in August 2002. Mr. Kreie has served as Vice President of ABN AMRO Mezzanine Management II, Inc., a privately owned provider of junior capital, since August 1999. ABN AMRO Mezzanine Management II, Inc. is the general partner of ABN AMRO Mezzanine Management II, L.P., which is the general partner of Midwest. Mr. Kreie is a special limited partner of ABN AMRO Mezzanine Management II, L.P. From October 1997 until August 1999, Mr. Kreie was an Associate with Heller, a commercial finance company. From June 1997 until Joining Heller, Mr. Kreie was a project Analyst with LaSalle Bank N.V., a financial institution. Mr. Kreie, as the nominee of Midwest, was appointed as a director of the Company pursuant to the Investors Agreement. Mr. Kreie received an MBA from the University of Chicago and a B.S. in finance from Marquette University.

     Edward L. Kuntz became a director of the Company in August 2002. Mr. Kuntz has served as the Chairman of the Board and Chief Executive Officer of Kindred Healthcare, Inc., a publicly held provider of long-term healthcare services, since January 1999. Mr. Kuntz served as the Chief Operating Officer and a director of Kindred Healthcare from November 1998 to January 1999. He also served as President of Kindred Healthcare from November 1998 until January 2002. Mr. Kuntz was Chairman and Chief Executive Officer of Living Centers of America, Inc., a publicly held provider of long-term healthcare, from 1992 to 1997. After leaving Living Centers of America, Inc., he served as an advisor and consultant to a number of healthcare services and investment companies and was affiliated with Austin Ventures, a venture capital firm. In addition, Mr. Kuntz served as Associate General Counsel from 1978 until 1985, and as Executive Vice President from 1985 until the formation of Living Centers of America, Inc. in 1992 of ARA Living Centers. Mr. Kuntz received a J.D. and a B.A. from Temple University.

     Frank A. Baynham became a director of the Company in October 2002. Mr. Baynham has been in senior management for Luxottica Retail since April 1987 and is currently Executive Vice President, Stores. Luxottica is a multinational distributor of designer eye-wear and owns LensCrafters and Sunglass Hut. From 1981 to 1987, Mr. Baynham held management positions with Proctor & Gamble. Mr. Baynham received a B.A. from Murray State University.

     Joseph P. Keane joined the Company as Senior Vice President and Chief Financial Officer in January 2002. During 2000 and 2001, Mr. Keane was Chief Financial Officer of Galaxy.com, LLC, a vertical internet directory owned 50/50 by a subsidiary of Fox Entertainment Group and private investors. From 1997 until 2000, Mr. Keane served as the Deputy Commissioner of the Tennessee Department of Insurance and also worked as the Director of Internal Audit for the State of Tennessee. From 1995 to 1997, Mr. Keane worked for Columbia/HCA as an analyst involved in government relations, and mergers and acquisitions. Mr. Keane received a Bachelor of Business Administration degree from East Tennessee University and is a certified public accountant.

     John M. Slack was appointed Senior Vice President and Chief Administrative Officer in January 2002. Mr. Slack served as Vice President and Chief Financial Officer of the Company from December 1995 until January 2002. From November 1994 through November 1995, he served as Vice President and Chief Financial Officer of Team, Inc., a publicly held environmental services company. From 1985 through August 1994, Mr. Slack was Vice President and Chief Financial Officer of Serv-Tech, Inc., a publicly held industrial services company. Mr. Slack received a B.S. in international economics from Georgetown University.

     Tim S. Tiffin became Vice President and Chief Information Officer in September 2000. From 1998 to 2000, Mr. Tiffin served as Senior Vice President--Operations and Chief Information Officer for First National Net, Inc., an international mortgage field services company. From 1995 to 1998, Mr. Tiffin was Chief Information Officer of Frontier Engineering, Inc., a Department of Defense contractor with global operations.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of the Record Date with respect to beneficial ownership of the Company's Common Stock, Series A-1 Stock and Series A-2 Stock by: (i) each director, (ii) each Named Executive Officer (defined below), (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its voting securities. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. The business address of each person named below is 3701 Kirby Drive, Suite 550, Houston, Texas 77098, unless otherwise indicated. The percentage of each class of voting stock owned is based on 6,417,206 shares of Common Stock, 211,282 Shares of Series A-1 Stock and no shares of Series A-2 Stock outstanding on the Record Date. On the Record Date, warrants to purchase 60,859 shares of Series A-2 shares were outstanding.

                                                   Common Stock               Series A-1 Stock    Series A-2 Stock
                                     ---------------------------------------  -----------------   -----------------
Name and Address of                               Percent of  Percent Upon              Percent            Percent
Beneficial Owner                       Amount      Class(+)   Conversion (1)  Amount   of Class   Amount   of Class
---------------------------          ----------    -------    --------------  ------   --------   ------   --------

James M. Usdan (2)                     8,826,118    58.3%         11.4%         --         *        --        *

Ira Glazer (3)                            37,500      *             *           --         *        --        *
   295 Madison Avenue
   New York, New York 10017

Paul Kreie                               --           *             *           --         *        --        *
   208 South LaSalle, Tenth Floor
   Chicago, Illinois 60604-1003

Edward Kuntz                             --           *             *           --         *        --        *
   680 South Fourth Street
   Louisville, Kentucky 40202-2412

Frank A. Baynham                         --           *             *           --         *        --        *
   8386 Kugler Mill Road
   Cincinnati, Ohio 45243

John M. Slack (4)                        152,000     2.3%           *           --         *        --        *

All directors, appointees and
   executive officers as a group
   (9 persons) (5)                     9,015,618    58.8%         11.6%         --         *        --        *

Banc of America Strategic
   Solutions, Inc. (6)                 4,596,498    41.7%         6.0%          --         *       25,161    100%
   901 Main St., 11th Floor
   Dallas, Texas 75202-3714

FSC Corp. (7)                          3,009,892    31.9%         3.9%          --         *       16,476    100%
   c/o Banc Boston Capital Inc.
   175 Federal Street, 10th Floor
   Boston, MA 02110

Amsouth Bank (8)                       1,504,946    19.0%         2.0%          --         *        8,238    100%
   315 Deaderick Street, 8th Floor
   Nashville, TN 37021

Heller Financial, Inc. (9)            30,040,825    82.4%         38.9%       119,520    56.6%     10,984    100%
   500 West Monroe
   Chicago, Illinois 60661

                                                   Common Stock               Series A-1 Stock    Series A-2 Stock
                                     ---------------------------------------  -----------------   -----------------
Name and Address of                               Percent of  Percent Upon              Percent            Percent
Beneficial Owner                       Amount      Class(+)   Conversion (1)  Amount   of Class   Amount   of Class
---------------------------          ----------    -------    --------------  ------   --------   ------   --------

Midwest Mezzanine Fund II, L.P.       17,117,068    72.7%         22.2%        59,760    28.3%      --        *
   (10)
   208 South LaSalle, Tenth Floor
   Chicago, Illinois 60604-1003

Jack H. Castle, Jr. (11) (12)          1,328,000    20.7%         1.7%          --         *        --        *
   3834 Ella Lee Lane
   Houston, Texas 77027

Estate of Jack H. Castle, D.D.S.
   (12) (13)                             974,000    15.2%         1.3%          --         *        --        *
   5100 San Felipe, No. 392E
    Houston, TX 77056

Loretta Castle (12) (13)                 974,000    15.2%         1.3%          --         *        --        *
   5100 San Felipe, No. 392E
    Houston, TX 77056

Castle Interests, Ltd (12)               514,000     8.0%           *           --         *        --        *
   5100 San Felipe, No. 392E
    Houston, TX 77056

Pecks Management Partners, Ltd.          913,243    14.2%         1.2%          --         *        --        *
   (14)
   One Rockefeller Plaza, Suite 900
   New York, New York 10020

Goldman, Sachs & Co. (15)                520,599     8.1%           *           --         *        --        *
   85 Broad Street
   New York, New York 10004

John A. Goodman, D.D.S. (16)           1,750,473    21.4%         2.3%          9,582    4.5%       --        *
   997 FM 2288
   San Angelo, TX  76901

Dental Centers of America, Inc.          776,405    10.8%         1.0%          4,250    2.0%       --        *
Dental Administrators, Inc.(17)
   27906 Copper Crest
   San Antonio, Texas 78260

Soheil A. Soleimani, D.D.S. (18)         705,341     9.9%           *           3,861    1.8%       --        *
   818 No. Doheny Drive, No. 604
   Los Angeles, CA 90069

Elliot Schlang, D.D.S. (18)              705,341     9.9%           *           3,861    1.8%       --        *
   240 18th Street
   Santa Monica, CA 90402

Martin Schechter, D.D.S. (18)            705,341     9.9%           *           3,861    1.8%       --        *
   605 North Linden Drive
   Beverly Hills, CA 90210

Jeffrey D. Schechter, D.D.S. (18)        705,341     9.9%           *           3,861    1.8%       --        *
   5517 Paradise Valley Road
   Hidden Hills, CA 91302

-------
*    Less than 1%.

+ In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, each person is deemed to beneficially own shares of Common Stock issuable upon exercise of options or warrants or upon conversion of convertible securities if such exercise or conversion may be effected within 60 days. However, shares of Common Stock issuable upon exercise or conversion of securities held by other persons are not deemed to be outstanding for purposes of determining the percentage of the class of voting securities held by such reporting person. Consequently, because the number of shares of Common Stock issuable upon exercise or conversion of outstanding securities greatly exceeds the number of currently outstanding shares of Common Stock, a large number of the Company's security holders are shown as holding more than 5% of the shares of Common Stock outstanding.

(1) Represents the percentage of Common Stock held upon the exercise of all outstanding warrants to purchase Common Stock (17,974,062 shares), the conversion of all outstanding convertible notes into Common Stock (3,105,618 shares), and the conversion into Common Stock of all outstanding shares of Series A-1 Stock (38,597,722 shares) and all shares of Series A-2 Stock issuable upon exercise of outstanding warrants (11,117,931 shares). Each share of Series A-1 Stock and Series A-2 Stock is initially convertible into approximately 182.7 shares of Common Stock.

(2) Includes options to acquire 56,250 shares of Common Stock issued under the 1996 Plan which are exercisable within 60 days. Excludes options to acquire 268,750 shares of Common Stock issued under the 1996 Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan (the "1996 Plan"), which are not exercisable within 60 days. Includes warrants to purchase 7,401,084 shares of Common Stock exercisable within 60 days. Includes notes convertible into 1,278,784 shares of Common Stock within 60 days.

(3) Includes options to acquire 37,500 shares of Common Stock issued to Getzler & Co., Inc. which are held for the benefit of Mr. Glazer and are exercisable within 60 days.

(4) Includes options to acquire 137,500 shares of Common Stock issued under the 1996 Plan which are exercisable within 60 days. Excludes options to acquire 12,500 shares of Common Stock issued under the 1996 Plan which are not exercisable within 60 days.

(5) Includes options to acquire 231,250 shares of Common Stock, warrants to purchase 7,401,084 shares of Common Stock, and notes convertible into 1,278,784 shares of Common Stock, all of which are exercisable within 60 days.

(6) Includes warrants to purchase 25,161 shares of Series A-2 Stock which are exercisable within 60 days. Upon exercise, the Series A-2 Stock is convertible into 4,596,498 shares of Common Stock within 60 days.

(7) Includes warrants to purchase 16,476 shares of Series A-2 Stock which are exercisable within 60 days. Upon exercise, the Series A-2 Stock is convertible into 3,009,892 shares of Common Stock within 60 days.

(8) Includes warrants to purchase 8,238 shares of Series A-2 Stock which are exercisable within 60 days. Upon exercise, the Series A-2 Stock is convertible into 1,504,946 shares of Common Stock within 60 days.

(9) Includes warrants to purchase 10,984 shares of Series A-2 Stock which are exercisable within 60 days. Upon exercise, the Series A-2 Stock is convertible into 2,006,595 shares of Common Stock within 60 days. Includes warrants to purchase 5,286,489 shares of Common Stock exercisable within 60 days. Includes notes convertible into 913,417 shares of Common Stock within 60 days. Includes 119,520 shares of Series A-1 Stock convertible into 21,834,324 shares of Common Stock within 60 days.

(10) Includes warrants to purchase 5,286,489 shares of Common Stock exercisable within 60 days. Includes notes convertible into 913,417 shares of Common Stock within 60 days. Includes 59,760 shares of Series A-1 Stock convertible into 10,917,162 shares of Common Stock within 60 days.

(11) Based on a Schedule 13G filed with the SEC on March 4, 1998 by Jack H. Castle, Jr., the Estate of Jack H. Castle, D.D.S., Loretta Castle, and Castle Interests, Ltd. (the "Castle 13G"). Includes 714,000 shares held by the Castle 1995 Gift Trust f/b/o Jack H. Castle, Jr., of which Mr. Castle is Trustee.

(12) Based on the Castle 13G. Includes 514,000 shares of Common Stock owned of record by Castle Interest, Ltd., a Texas limited partnership of which the Estate of Jack H. Castle, D.D.S., Loretta Castle and Jack H. Castle, Jr. are the three general partners. Jack H. Castle, Jr., the Estate of Jack H. Castle, D.D.S. and Loretta Castle all have shared voting and investment power, and Castle Interests, Ltd. has sole voting and investment power, with respect to the 514,000 shares of Common Stock held by Castle Interests, Ltd. The general partners of Castle Interests, Ltd. cannot act to vote or dispose of shares of Common Stock held by Castle Interests, Ltd. without the unanimous vote of all of the general partners. Loretta Castle is the widow of Jack H. Castle, D.D.S. and the mother of Jack H. Castle, Jr.

(13) Based on the Castle 13G. The Estate of Jack H. Castle, D.D.S. and Loretta Castle have shared voting and investment power with respect to these shares. Includes 103,000 shares of Common Stock held jointly by the Estate of Jack H. Castle, D.D.S. and Loretta Castle.

(14) Based on a Schedule 13G filed with the SEC on February 16, 1999. Includes 615,033, 121,708, and 176,502 shares of Common Stock owned of record by Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc. and Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc., respectively (the "Pecks Investors"). Pecks, as investment manager for the Pecks Investors, has sole investment and voting power with respect to such shares. Pecks disclaims beneficial ownership of such shares.

(15) Based on a Schedule 13G filed with the SEC on December 31, 2001 by Goldman, Sachs & Co. and the Goldman Sachs Group, Inc. Goldman, Sachs & Co. and the Goldman Sachs Group, Inc. both have shared voting and investment power with respect to these shares.

(16) Includes 9,582 shares of Series A-1 Stock convertible into 1,750,473 shares of Common Stock within 60 days.

(17) Includes 2,698 and 1,552 shares of Series A-1 Stock held by Dental Centers of America, Inc. and Dental Administrators, Inc., respectively, convertible into 776,405 shares of Common Stock within 60 days.

(18) Includes 3,861 shares of Series A-1 Stock convertible into 705,341 shares of Common Stock within 60 days.

Information Concerning the Operation of the Board of Directors

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. During 2001, the Board of Directors of the Company met formally four times. All directors attended at least 75% of the total number of meetings of the Board of Directors.

     In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee, a Compensation Committee and a Nominating Committee. Committee members are not remunerated in addition to their annual Board retainer.

     Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, monitors the Company's internal accounting controls, reviews quarterly and annual financial information, and reviews the independence, services and fees of the independent auditors. The Board of Directors adopted an Audit Committee Charter in 2000, a copy of which has been filed with the Securities and Exchange Commission. Until August 18, 2002, the Audit Committee consisted of Robert J. Cresci (Chairman), G. Kent Kahle and Emmett E. Moore. The Audit Committee currently consists of Ira Glazer, Paul Kreie and Edward L. Kuntz. The Audit Committee held four meetings during 2001, and all members of the Audit Committee attended the meetings.

     Compensation Committee. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also administers the Company's incentive compensation plan. During 2001, the Compensation Committee consisted of Elizabeth A. Tilney (Chairperson) and Robert J. Cresci. Ms. Tilney resigned in February 2001 and Mr. Cresci resigned effective August 18, 2002. The Investors Agreement provides that the Compensation Committee must consist of no more than three members and must include a designee of Heller and Midwest. Therefore, Frank A. Baynham, the designee of Heller, Paul Kreie, the designee of Midwest, and Edward L. Kuntz will serve on the Compensation Committee. The Compensation Committee held two meetings during 2001, and all members of the Compensation Committee attended all meetings.

     Nominating Committee. The Nominating Committee exists to identify qualified candidates for presentation to the Board of Directors for election as directors, officers and members and chairs of Board of Directors committees. The Nominating Committee was organized on October 14, 2002, and consists of Paul Kreie, Ira Glazer and Frank A. Baynham.

                Compensation of Directors and Executive Officers

Directors' Compensation

     During 2001, each non-employee director was paid a fee of $1,000 for each Board of Directors meeting attended in person and $500 for each telephonic Board of Directors meeting in which the director participated. The Company paid aggregate fees of $5,000 to non-employee directors of the Company in connection with Board of Directors' and committee meetings in 2001. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors was paid compensation during 2001 for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Prior to 2002, non-employee directors also received stock option awards pursuant to the 1996 Castle Dental Centers, Inc. Non-Employee Directors' Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in August 1996. No additional grants will be made under the Directors' Plan.

     The non-employee directors may be granted options under the 2002 Plan equal to an aggregate of 1.5% of the Company's Common Stock on a fully diluted basis.

Summary Compensation Table

     The following table provides certain summary information concerning compensation earned by each person serving as the Company's Chief Executive Officer at any time during the year ended December 31, 2001 and each of the other executive officers of the Company (the "Named Executive Officers") whose compensation exceeded $100,000 during the year ended December 31, 2001.

                                        Annual Compensation              Long-term Compensation
                            -------------------------------------------  -----------------------
                                                                                     Securities
   Name and Principal                                      Other Annual  Restricted  Underlying
   -------------------                                     Compensation    Stock      Options/        All Other
         Position           Year    Salary($)    Bonus($)     ($)(1)      Awards($)    SARs(#)     Compensation($)
         --------           ----    ---------    -------   ------------  ---------- ------------   ---------------
James M. Usdan (2) ......   2001    $146,447       --          --           --       325,000        $ 5,500
   Chief Executive
   Officer & President

Ira Glazer (3) ..........   2001    $400,000       --          --           --        37,500             --
   Former Chief Executive
   Officer

Jack H. Castle, Jr. (4)..   2001    $257,140       --      $16,185          --           --        $ 19,650
   Former Chief Executive   2000     251,790       --       15,872          --           --          15,000
   Officer                  1999     249,925       --       14,000          --        75,000         18,750

John M. Slack ...........   2001    $150,000       --      $ 9,912          --           --              --
   Senior Vice President    2000     150,000       --        9,912          --           --              --
   & Chief Administrative   1999     144,231       --        9,912          --        50,000             --
   Officer

------------

(1) Other annual compensation paid to Mr. Castle and Mr. Slack in 1999, 2000 and 2001 consisted of automobile allowances.

(2) Mr. Usdan was appointed as Chief Executive Officer on July 1, 2001. All other compensation paid to Mr. Usdan consisted of temporary housing expenses.

(3) Mr. Glazer served as Chief Executive Officer from February 15, 2001 through June 30, 2001. Mr. Glazer received no direct compensation from the Company. During the period that he served as Chief Executive Officer, his employer, Getzler & Co., was paid $400,000 for his services as Chief Executive Officer.

(4) Mr. Castle resigned as Chief Executive Officer on February 15, 2001. All other compensation represents payments on life insurance contracts for which Mr. Castle is the owner.

Employment Agreements

     James M. Usdan. On July 19, 2002 the Company entered into a three-year employment agreement with James M. Usdan. Following the initial three-year term, the employment agreement is automatically renewed for successive one year terms unless terminated by the Company or Mr. Usdan. The employment agreement provides that Mr. Usdan shall be elected as a member of the Board of Directors of the Company as long as he is the Chief Executive Officer.

     The employment agreement provides for a base annual salary of $362,500, subject to increase if the Company meets performance targets. Mr. Usdan is entitled to a guaranteed bonus of $66,667 for 2002 and is eligible for an annual bonus of up to 100% of his salary. The amount of any annual bonus is determined by the Compensation Committee of the Company's Board of Directors. Mr. Usdan is entitled to reimbursement of expenses, and to participate in all benefit, incentive, insurance, disability and other similar plans provided by the Company. In addition, Mr. Usdan's employment agreement requires the Company to grant options to purchase

2,500,000 shares of Common Stock at an exercise price of $.12 per share pursuant to the Castle Dental Centers, Inc. 2002 Stock Option Plan (the "2002 Plan"). Twenty-percent of the options will vested immediately following the Grant and an additional 20% vest annually on the anniversary date of the grant.

     The Company may terminate Mr. Usdan's agreement for "cause." Cause is defined in the employment agreement to include the failure to provide services, fraud or embezzlement, committing any act with the intent to injure the Company, conviction of a felony, misappropriation of Company property, personal misconduct that has materially injured the Company, or willfully violating laws or regulations relating to the Company's business. If Mr. Usdan is terminated without cause or terminates the agreement for good reason, the Company must pay Mr. Usdan a severance amount equal to one year's salary plus the amount of bonus received by Mr. Usdan in the previous fiscal year, and must continue to provide, at the Company's cost, coverage under the Company's group health plan for the applicable COBRA coverage period. Good reason is defined in the agreement as assigning Mr. Usdan duties materially inconsistent with his position, a 15% reduction in Mr. Usdan's salary, a failure by the Company to continue to provide any material benefit, incentive, insurance, disability or similar plan, requiring Mr. Usdan to relocate, materially breaching the agreement, or following a change of control.

     If Mr. Usdan's employment is terminated for cause or good reason, subject to any approvals required by loan and other agreements to which the Company is a party, Mr. Usdan may require the Company to repurchase the Usdan Note (defined below) at a price equal to the principal amount outstanding under the Usdan Note at the time of purchase. In addition, the Company will be required to repurchase, at fair market value, any shares of Common Stock issued or issuable pursuant to the Usdan Warrant (defined below) and any shares of Common Stock held by Mr. Usdan pursuant to a conversion of the Usdan Note. The Company has the right to purchase, on the same terms described in the preceding sentence, the Usdan Note, shares of Common Stock issued or issuable upon exercise of the Usdan Warrant and any shares of Common Stock issued upon exercise of the Usdan Note, if Mr. Usdan's employment is terminated for any reason. If Mr. Usdan is terminated for cause or terminates the employment agreement without good reason, the purchase price for any shares of Common Stock issued or issuable upon exercise of the Usdan Warrant or issued upon exercise of the Usdan Note that the Company elects to repurchase from Mr. Usdan is the par value of such stock.

     John M. Slack. On July 19, 2002 the Company entered into a three-year employment agreement with John M. Slack. Following the initial three-year term, the employment agreement is automatically renewed for successive one year terms unless terminated by the Company or Mr. Slack.

     The employment agreement provides for a base annual salary of $14,584 per month, subject to increase at the sole discretion of the Compensation Committee. Mr. Slack is entitled to a guaranteed bonus of $66,667 for 2002 and is eligible for additional bonus at the discretion and based on the criteria approved by the Compensation Committee. Mr. Slack is entitled to reimbursement of expenses, and to participate in all benefit, incentive, insurance, disability and other similar plans provided by the Company. Mr. Slack is entitled to life insurance in an amount equal to the greater of (1) fifty percent of Mr. Slack's annual salary and (2) the amount to which Mr. Slack is entitled pursuant to the Company's policy for its executive employees.

     The Company may terminate Mr. Slack's agreement for "cause." Cause is defined in the employment agreement to include the failure to provide services, fraud or embezzlement, committing any act with the intent to injure the Company, conviction of a felony, misappropriation of Company property, personal misconduct that has materially injured the Company, or willfully violating laws or regulations relating to the Company's business. If Mr. Slack is terminated without cause or terminates the agreement for good reason, the Company must pay Mr. Slack a severance amount equal to one year's salary, and must continue to provide, at the Company's cost, coverage under the Company's group health plan for the applicable COBRA coverage period. Good reason is defined in the agreement as assigning Mr. Slack duties materially inconsistent with his position, a 5% reduction in Mr. Slack's salary, a failure by the Company to continue to provide any material benefit, incentive, insurance, disability or similar plan, requiring Mr. Slack to relocate or materially breaching the agreement.

     Joseph P. Keane. On July 19, 2002 the Company entered into a three-year employment agreement with John M. Slack. Following the initial three-year term, the employment agreement is automatically renewed for successive one year terms unless terminated by the Company or Mr. Keane.

     The employment agreement provides for a base annual salary of $21,667 per month, subject to increase at the sole discretion of the Compensation Committee. Mr. Keane is entitled to a guaranteed bonus of $66,667 for 2002 and is eligible for additional bonus at the discretion and based on the criteria approved by the Compensation Committee. Mr. Keane is entitled to reimbursement of expenses, and to participate in all benefit, incentive, insurance, disability and other similar plans provided by the Company. In addition, Mr. Keane's employment agreement requires the Company to grant options to purchase 950,000 shares of Common Stock at fair market value pursuant to the 2002 Plan. Twenty-percent of the options will vested immediately following the Grant and an additional 20% vest annually on the anniversary date of the grant.

     The Company may terminate Mr. Keane's agreement for "cause." Cause is defined in the employment agreement to include the failure to provide services, fraud or embezzlement, committing any act with the intent to injure the Company, conviction of a felony, misappropriation of Company property, personal misconduct that has materially injured the Company, or willfully violating laws or regulations relating to the Company's business. If Mr. Keane is terminated without cause or terminates the agreement for good reason, the Company must pay Mr. Keane a severance amount equal to one year's salary, and must continue to provide, at the Company's cost, coverage under the Company's group health plan for the applicable COBRA coverage period. Good reason is defined in the agreement as assigning Mr. Keane duties materially inconsistent with his position, a 5% reduction in Mr. Keane's salary, a failure by the Company to continue to provide any material benefit, incentive, insurance, disability or similar plan, requiring Mr. Keane to relocate or materially breaching the agreement.

Stock-Based Plans

     The Company currently maintains three Common Stock-based incentive plans for employees: the 1996 Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan, the 1996 Castle Dental Centers, Inc. Non-Employee Directors' Plan, and the Castle Dental Centers, Inc. 2002 Stock Option Plan. The Company has in the past used, and will continue to use, stock options to attract and retain key employees. The Company believes that stock ownership and stock related compensation encourages a community of interest between employees and stockholders. The Compensation Committee of the Board of Directors administers all three plans.

     1996 Plan. Under the 1996 Plan, the Company is authorized to issue 1,050,000 shares of Common Stock. The Company had options to purchase 813,900 shares of Common Stock outstanding under the 1996 Plan on December 31, 2001. No further options will be granted under the 1996 Plan.

     Directors' Plan. The Directors' Plan provided for the automatic grant to each non-employee director of an option to purchase 25,000 nonqualified stock options upon such person's initial election as a director. The aggregate amount of Common Stock with respect to which grants under the Directors' Plan may be made may not exceed 150,000 shares. The Company had options to purchase 75,000 shares of Common Stock outstanding under the Directors' Plan on June 30, 2002. Options granted pursuant to the Directors' Plan are exercisable during a ten-year period from the date of grant of the Options and will vest based upon the number of full years of service a non-employee director serves on the Board of Directors as follows: 20% after one full year, 40% after two full years of service, 60% after three full years of service, 80% after four full years of service and 100% after five full years of service. No option will remain exercisable later than ten years after the date of grant. No additional grants will be made under the Directors' Plan.

     2002 Plan. The 2002 Plan was adopted on July 17, 2002 by the Board of Directors of the Company. Pursuant to the 2002 Plan, 15,287,218 shares of Common Stock have been reserved for issuance. See the discussion under Proposal 6 for a description of the 2002 Plan.

Stock Option Grants

     The following table reflects certain information regarding stock options granted to the Named Executive Officers during 2001.

                                Individual Grants
--------------------------------------------------------------------------------
                                     Percent of                                    Potential Realizable Value
                       Number of        Total                                        at Assumed Annual Rate
                       Securities      Options                                     of Stock Price Appreciation
                       Underlying    Granted to                                          for Option Term
                        Options       Employees                      Expiration   ------------------------------
        Name             Granted       in 2001     Exercise Price       Date            5% ($)           10% ($)
   --------------     ------------- -------------  --------------   ------------  --------------    ------------
James M. Usdan .....    325,000         89.7%           $0.21          7/1/11         $42,922          $108,773
Ira Glazer (1) .....     37,500         10.3%           $0.21          7/1/11         $ 9,505          $ 25,101

-----------------
(1) Options to acquire 75,000 shares of Common Stock were granted to Mr. Glazer's employer, Getzler & Co., Inc. pursuant to a management consulting agreement. Mr. Glazer is entitled to 50% of such options.

Equity Compensation Plan Information

     The 1996 Plan and the Directors' Plan were approved by the Company's stockholders. The following table reflects certain information as of December 31, 2001 regarding the Company's Equity Compensation Plans. The table does not include any shares of Common Stock that may be issued under the 2002 Plan if approved by stockholders at the Annual Meeting.

                                                                                             Number of securities
                                                                                           remaining available for
                                  Number of securities to     Weighted-average exercise     future issuance under
                                  be issued upon exercise       price of outstanding      equity compensation plans
                                  of outstanding options,       options, warrants and       (excluding securities
          Plan Category             warrants and rights                   rights           reflected in column (a))
          -------------             -------------------             -------------          ------------------------
                                            (a)                          (b)                         (c)
   Equity compensation plans              710,050                       $4.19                       0 (1)
   approved by security holders

   Equity compensation plans                N/A                          N/A                         N/A
   not approved by security
   holders

              Total                       710,050                       $4.19                         0

---------------
(1)  No further grants will be made under the 1996 Plan or the Directors' Plan.

Year-End 2001 Option Values

     The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 2001. The Named Executive Officers exercised no options during the year ended December 31, 2001.

                                                                                Value of Securities Underlying
                                      Number of Securities Underlying             Unexercised "In-the-Money"
                                          Unexercised Options at                          Options at
                                             December 31, 2001                       December 31, 2001 (1)
                                     ---------------------------------         ----------------------------------
              Name                   Exercisable         Unexercisable         Exercisable          Unexercisable
              ----                   -----------         -------------         -----------          -------------
James M. Usdan ...................             0              325,000                  $   0          $   0
Ira Glazer .......................        37,500               37,500                      0              0
Jack H. Castle, Jr. ..............             0                    0                      0              0
John M. Slack ....................       137,500               12,500                      0              0

----------------
(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted to the Named Executive Officers ranges from $0.21 to $13.00 per share. None of the options granted to the Named Executive Officers were "in-the-money" at December 31, 2001.

Compensation Committee Report

     The Company's executive compensation program is administered by the Compensation Committee, a committee of the Board of Directors composed of Frank
A. Baynham, Paul Kreie and Edward L. Kuntz, all of whom are non-employee directors. The Compensation Committee is responsible for recommending to the full Board of Directors compensation of the Chief Executive Officer of the Company, determining the compensation of the other executive officers of the Company, and administering the Company's employee benefit plans. Other than the relationships set forth under "Certain Relationships and Related Transactions," none of the members of the Compensation Committee have any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members.

Compensation Policies and Programs

     The Compensation Committee believes that the goals of the executive compensation program should be to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee believes that the best way to achieve these goals is by aligning the financial interests of the Company's executive officers closely to the interests of the Company's stockholders through a combination of annual cash incentives and stock options, while providing the executive officers with base salary compensation at levels that are competitive with, but which do not exceed, prevailing standards. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. The Company's executive compensation program is based on three elements, base salary, annual incentive compensation or bonuses, and stock-based incentive compensation, each of which is determined in part by corporate performance in achieving financial and qualitative objectives established by the Board of Directors. Financial objectives include the relative performance of the Company among its peer group of dental practice management companies as well as the Company's performance as measured against budgets and operating plans established by management. Qualitative objectives include elements of Company performance such as attracting and retaining patients, management and employee development, compliance with healthcare regulations, and anticipating and responding to changing market conditions.

     The Compensation Committee believes that stock options are critical in motivating the long-term creation of stockholder value because options focus executive attention on stock price as the primary measure of performance. Pursuant to a management consulting agreement, options to purchase shares of Common Stock were granted to Getzler & Co., Inc. Ira Glazer, an employee of Getzler & Co. who served as interim Chief Executive Officer pursuant to the consulting agreement, is entitled to 50% of the options granted to Getzler & Co. In addition, options were granted to James M. Usdan under the 1996 Plan in connection with his initial employment as Chief Executive Officer of the Company.

     In July 2002, in connection with the Restructuring, the Board of Directors of the Company adopted the 2002 Plan for the benefit of its employees, including executive officers. The 2002 Plan is administered by the Compensation Committee. The purpose of the 2002 Plan is to maximize stockholder value by encouraging ownership of Common Stock by eligible employees, including executive officers, providing increased incentives for such employees to render services and a maximum amount of effort for the business success of the Company and strengthening identification of such employees with the stockholders. The 2002 Plan also utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. In connection with the Restructuring, additional grants of stock options to the Company's Chief Executive Officer and other officers and directors have been approved for 2002. Stock option grants to the Company's Chief Executive Officer and other executive officers are not made automatically each year and are not considered to be a part of normal annual compensation.

     Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Accordingly, these stock options are tied to the future performance of the Company's Common Stock and provide value to the recipient only when the price of the Company's Common Stock increases above the option grant price.

Compensation Of Chief Executive Officer

     Jack H. Castle, Jr. resigned as the Company's Chief Executive Officer on February 15, 2001, but remained as chairman of the board until July 1, 2001, when Mr. Usdan was hired. During this time, Mr. Castle's annual base salary was set at $257,140. Mr. Castle was paid severance equal to one year's salary, which was paid out over the twelve months following his resignation as chairman of the board. There was no annual cash incentive paid to Mr. Castle or other executive officers in 2001, although the Compensation Committee may elect to issue annual bonuses in the future.

     Ira Glazer served as the Company's Chief Executive Officer from February 15, 2001 until June 30, 2001. In connection with a management consulting agreement between the Company and Getzler & Co., Getzler & Co. was paid $400,000 for the services of Mr. Glazer. Mr. Glazer was not directly compensated for acting as the Company's Chief Executive Officer. In addition to the consulting fees, the Company granted options to purchase 75,000 shares of Common Stock to Getzler & Co. Mr. Glazer is entitled to 50% of such options.

     On July 1, 2001, the Company hired James M. Usdan as its Chief Executive Officer. The Compensation Committee reviewed information regarding compensation of chief executive officers of dental practice management and other comparable companies and set Mr. Usdan's salary at a level that the Compensation Committee deemed to be competitive. As a result, Mr. Castle's annual base salary was set at $250,000 in July 2001. In addition, upon taking office, Mr. Usdan was granted options to purchase 325,000 shares Common Stock.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                             Frank A. Baynham (Chairman)
                                             Paul Kreie
                                             Edward L. Kuntz

Compensation Committee Interlocks and Insider Participation

     In 2001, the members of the Compensation Committee were Elizabeth A. Tilney and Robert J. Cresci. Ms. Tilney resigned from the Board of Directors in February 2001. Mr. Cresci was previously a party to certain transactions with the Company. See "Certain Relationships and Related Transactions." The Investors Agreement provides that the Compensation Committee must consist of no more than three members and that it will include a designee of Heller and Midwest. Frank
A. Baynham, a designee of Heller, Paul Kreie, the designee of Midwest, and Edward L. Kuntz currently serve on the Compensation Committee. Heller and Midwest were recently parties to transactions with the Company. See "Certain Relationships and Related Transactions" and "Change of Control."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the SEC and any stock exchange or automated quotation system on which such securities are traded or quoted initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten percent stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2001, the Company believes that all of the Company's executive officers, directors and ten percent stockholders have complied with all Section 16(a) reporting requirements during 2001 except James M. Usdan, who failed to timely file a Form 4 reporting the grant of stock options to him in July 2001. Joseph P. Keane failed to timely file a Form 3 upon his appointment as an executive officer of the Company in January 2002.

Certain Relationships and Related Transactions

     As described above under "Change of Control," Heller, Midwest, and James M. Usdan, the Company's Chief Executive Officer, have entered into transactions with the Company in connection with the Restructuring. Pursuant to the Restructuring, Heller received 119,520 shares of Series A-1 Stock in exchange for $11,952,000 in aggregate principal and interest of Senior Subordinated Notes and Midwest received 59,760 shares of Series A-1 Stock in exchange for $5,976,000 in aggregate principal and interest of Senior Subordinated Notes. In addition, Heller loaned $500,000 to the Company in exchange for $500,000 in aggregate principal amount of notes convertible into 913,417 shares of Common Stock and warrants to purchase 5,286,489 shares of Common Stock. Midwest also loaned $500,000 to the Company in exchange for $500,000 in aggregate principal amount of notes convertible into 913,417 shares of Common Stock and warrants to purchase 5,286,489 shares of Common Stock. Mr. Usdan, loaned $700,000 to the Company in exchange for $700,000 in aggregate principal amount of notes (the "Usdan Note") convertible into 1,278,784 shares of Common Stock and a warrant (the "Usdan Warrant") to purchase 7,401,084 shares of Common Stock. Heller, Midwest and James M. Usdan have entered into a Stockholders Agreement with the Company which provides that none of the parties will convert any shares of Series A-1 Stock or Series A-2 Stock, or convertible notes into Common Stock, or exercise any warrants to purchase Common Stock until October 3, 2002, in order to give the Company time to take actions necessary to cause the Company to have a number of shares of Common Stock authorized for issuance sufficient for the Company to issue duly authorized shares of Common Stock to each person holding securities of the Company that are convertible into or exercisable for shares of Common Stock.

     Mr. Kreie, a nominee of Midwest, is a special limited partner of ABN AMRO Mezzanine Management II, L.P., which is the general partner of Midwest. As a result of this partnership interest, Mr. Kreie is entitled to a nominal and contingent interest in Midwest's returns on its investments.

     Mr. Cresci, a former director of the Company, is a Managing Director of Pecks Management Partners Ltd., the investment advisor to the Pecks Investors, which beneficially own 948,243 shares of Common Stock. Mr. Cresci was nominated as a director of the Company pursuant to the provisions of a Stockholders Agreement between the Company, Pecks Management Partners Ltd. and certain members of Jack H. Castle, Jr.'s family. This Stockholders Agreement was terminated in connection with the Restructuring.

     The Company has entered into settlement agreements ("Settlement Agreements") with Jack H. Castle, Jr. and the estate of Jack H. Castle, D.D.S. Mr. Castle served as the Company's Chief Executive Officer until February 2001 and continued as the Company's Chairman of the Board until July 1, 2001. Dr. Castle owned all of the capital stock of Castle Dental Associates of Texas, P.C. (formerly Jack H. Castle, D.D.S., P.C.), the professional corporation that employs all of the affiliated dentists in the State of Texas (the "Texas PC"), until his death in May 2002.

     In December 1995, the Company acquired all of the stock of Jack H. Castle, D.D.S., Inc., a professional corporation of which Dr. Castle, was the sole owner. In connection with that transaction, the Company paid Dr. Castle $6.0 million in cash and entered into a Deferred Compensation Agreement with Dr. Castle pursuant to which the Company agreed to pay Dr. Castle $2.6 million in 20 quarterly installments of $131,500 beginning March 1996 and ending in December 2000. Prior to entering into the Settlement Agreements, the Company owed Dr. Castle one additional payment of $131,500. Pursuant to the Settlement Agreements, Dr. Castle's estate waived the right to receive the $131,500 payment due under the deferred compensation agreement.

     In connection with the purchase of the stock of Jack H. Castle, D.D.S., Inc., the Company also entered into a management services agreement with the Texas PC. Pursuant to the management services agreement, the Texas PC received an annual payment of $100,000 for services performed in connection therewith. The Company provides the Texas PC with, among other things, equipment, supplies, support services, non-dental personnel, office space, management, administration, financial record keeping and reporting services. The Texas PC is required to pay the company a management fee for these services pursuant to the management services agreement. Upon the death of Dr. Castle, the Company exercised its right to designate the licensed dentist who owns the Texas PC's capital stock and amended the management services agreement to eliminate the $100,000 annual payment.

     In March 2002, the Company terminated a lease (the "Lease") of a property held by Goforth, Inc., which is owned by Mr. Castle. The Lease required payments of approximately $16,000 per month and had a remaining term of approximately five years. Goforth also submitted a claim to the Company for reimbursement of $228,594 in build-out expenses relating to the property underlying the Lease. In connection with the Settlement Agreements, Mr. Castle, on behalf of his affiliates, including Goforth, released the Company from any and all claims, including obligations under the Lease, and the Company agreed to pay all rent on the Lease through June 30, 2002.

     In addition to the provisions discussed above, the Settlement Agreements provide for the following:

     o Dr. Castle's estate and Mr. Castle both agreed that the trademarks "Castle Dental Centers", "Castle Dental" and "Jack H. Castle, D.D.S., P.C." belong to the Company;

     o Mr. Castle was paid severance of $21,147.50 per month from July 1, 2001 through June 30, 2002;

     o    Mr. Castle was reimbursed for medical insurance through June 30, 2002;

     o    Mr. Castle's $45,000 debt to the Company was forgiven;

     o Mr. Castle was reimbursed for certain out-of-pocket expenses and transferred his home computer;

     o Companies owned by Mr. Castle acquired two offices located in Corpus Christi and one office located in Beaumont;

     o Upon the transfer of the Corpus/Beaumont assets, Mr. Castle was paid an additional severance payment of $24,000;

     o Upon the transfer of the Corpus/Beaumont assets, Mr. Castle was paid $30,000 to cover the costs of hiring a replacement dentist in Beaumont;

     o Mr. Castle agreed not to compete with the Company through September 30, 2002; and

     o Mr. Castle agreed not to solicit the Company's employees for three years.

     In February 2001, the Company engaged Getzler & Co., Inc. as a management consultant to assist in the restructuring of the Company. In connection with this consulting agreement, Ira Glazer, a Managing Director of Getzler & Co., served as acting Chief Executive Officer of the Company from February 2001 until June 2001. The Company paid Getzler & Co. $777,000 in fees, $400,000 of which were for the services of Mr. Glazer, for its consulting services. In addition, the Company granted options to purchase 75,000 shares of Common Stock to Getzler & Co. Mr. Glazer is entitled to 50% of such options.

                             Stock Performance Graph

     The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Nasdaq Composite Index, the S&P Smallcap 600 Index and a peer group stock index (the "Peer Group Index") defined as follows: American Dental Partners, Inc., Coast Dental Services, Inc., Interdent, Inc., and Monarch Dental Corporation. Interdent, Inc. was formed in March 1999 through the merger of Dental Care Alliance, Inc. and Gentle Dental Service Corp., both of which were previously included in the Peer Group Index. Accordingly, the Company has added American Dental Partners, Inc. to the Peer Group Index. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index, the S&P Smallcap 600 Index and the Peer Group Index on September 12, 1997, the date that the Company began trading on the National Association of Securities Dealers Automated Quotation System. The Company currently trades on the Over-the-Counter Bulletin Board.

                                         September
                                           1997          1997           1998          1999          2000         2001
                                         ---------      -------        -------      --------      --------     -------
Castle Dental Centers, Inc.               100.00         59.51          47.11         23.07          2.28        0.69
Peer Group                                100.00         95.41          48.53         27.30          9.84        6.46
Nasdaq Composite Index                    100.00        122.48         172.68        320.90        193.01      153.15
S&P Smallcap 600 Index                    100.00        103.31         101.96        114.61        128.13      136.51

                                   PROPOSAL 2

                           AMENDMENT TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION TO
         AUTHORIZE THE ISSUANCE OF UP TO AN ADDITIONAL 82,000,000 SHARES
                          OF THE COMPANY'S COMMON STOCK

General Information

     The Company's Board of Directors has unanimously adopted a resolution approving, and recommending to our stockholders for their approval, a proposal to amend Article IV of the Company's Certificate to authorize the issuance of up to an additional 82,000,000 shares of Common Stock. The amendment to the Certificate will increase the number of authorized shares of Common Stock from 18,000,000 to a total of 100,000,000. The form of the proposed amendment is follows:

     The Certificate is hereby amended by amending and restating the first paragraph of Article IV to be and read as follows

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 102,000,000 shares, consisting of: (1) 100,000,000 shares of Common Stock, par value $.001 per share (herein called the "Common Stock"); (ii) 1,000,000 shares of Class B Nonvoting Common Stock, par value $.001 per share (herein called the "Class B Common Stock"); and (iii) 1,000,000 shares of Preferred Stock, par value $.001 per share (herein called the "Preferred Stock").

Reasons for increasing the authorized shares of Common Stock

     The Stockholders Agreement between the Company, the Senior Secured Lenders and the New Money Lenders (the "Stockholders Agreement"), and other documents entered into in connection with the Restructuring require the Company to hold a meeting as soon as possible to approve an amendment to the Certificate which adjusts the number of outstanding, or increases the number of authorized, shares of Common Stock to an amount that is sufficient for the Company to issue duly authorized shares of Common Stock to each person holding securities of the Company that are convertible into or exercisable for shares of Common Stock upon such conversion or exercise. The Certificate currently authorizes the issuance of 18,000,000 shares of Common Stock. Currently, the Company has the following securities exercisable for, or convertible into shares of Common Stock:

     o 211,282 shares of Series A-1 Stock, currently convertible into 38,597,722 shares of Common Stock;

     o Warrants to purchase 60,859 shares of Series A-2 Stock, which are currently convertible into 11,117,931 shares of Common Stock;

     o    Warrants to purchase 17,974,062 shares of Common Stock;

     o convertible notes, which are initially convertible into 3,105,618 shares of Common Stock; and

     o    options to purchase 710,050 shares of Common Stock.

     The purpose of increasing the authorized shares of Common Stock is to cause the Company to have enough authorized and unissued shares of Common Stock to satisfy its obligations upon the exercise or conversion of all outstanding securities currently exercisable for, or convertible into, shares of Common Stock. In addition, the increase in authorized shares is required to comply with agreements entered into by the Company in connection with the Restructuring.

Accounting Matters

     Pursuant to Proposal No. 3, the par value of the Company's Common Stock will be reduced from .001 to .000001. As a result of the increase in authorized shares of Common Stock and the reduction in par value, on the effective date of the Amendment to the Certificate of Incorporation, the stated par value capital on the Company's balance sheet attributable to Common Stock will be reduced to 1/1000th of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

Effect on Authorized and Outstanding Shares

     As of November 19, 2002, there were 6,417,206 shares of Common Stock issued and outstanding, 71,505,383 shares of Common Stock issuable upon exercise or conversion of outstanding securities exercisable for, or convertible into, shares of Common Stock, and 15,287,218 shares of Common Stock authorized for issuance, but not yet subject to grant, pursuant to stock option plans. As a result of the increase in authorized shares of Common Stock, the number of shares currently issued and outstanding will not be changed. In addition, the number of shares issuable upon exercise or conversion of securities exercisable for, or convertible into, Common Stock, will remain the same following the amendment to increase the number of authorized shares of Common Stock.

     The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and, as a result, we are subject to periodic reporting and other requirements. The proposed authorization to issue an additional 82,000,000 shares of Common Stock will not affect the registration of the Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

     As a result of the increase in the authorized shares of Common Stock, there will be an increase in the number of authorized shares which would be unissued and available for future issuance. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing transactions.

Effectiveness of the Increase in Authorized Shares of Common Stock

     Pursuant to the Stockholders Agreement, holders of more than a majority of the Voting Stock have agreed to approve the increase in authorized shares of Common Stock. The increase in authorized shares of Common Stock will become effective upon the filing with the Secretary of State of the State of Delaware of an Amendment to the Certificate (the "Certificate of Amendment"). It is expected that such filing will take place on or shortly after the date of the Annual Meeting.

Recommendation

     The Board of Directors unanimously recommends a vote "FOR" the amendment to the Certificate to authorize the issuance of up to an additional 82,000,000 shares of Common Stock.

                                   PROPOSAL 3

                           AMENDMENT TO THE COMPANY'S
              CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE
                OF THE COMPANY'S COMMON STOCK AND PREFERRED STOCK

General Information

     The Company's Board of Directors has unanimously adopted a resolution approving, and recommending to our stockholders for their approval, a proposal to amend Article IV of the Company's Certificate to reduce the par value of each share of Common Stock and each share of Preferred Stock from $.001 to $.000001. The form of the proposed amendment is as follows:

     The Certificate is hereby amended by amending and restating the first paragraph of Article IV to be and read as follows:

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 102,000,000 shares, consisting of: (1) 100,000,000 shares of Common Stock, par value $.000001 per share (herein called the "Common Stock"); (ii) 1,000,000 shares of Class B Nonvoting Common Stock, par value $.000001 per share (herein called the "Class B Common Stock"); and (iii) 1,000,000 shares of Preferred Stock, par value $.000001 per share (herein called the "Preferred Stock").

Reasons for the Reduction in Par Value

     The Stockholders Agreement and other documents entered into in connection with the Restructuring require the Company to hold a meeting as soon as possible to approve an amendment to the Certificate which reduces the par value of the Common Stock such that the par value is at or below the price required by
Section 153(a) of the Delaware General Corporation Law (the "DGCL"), or any successor statute, to enable the full exercise of the currently outstanding warrants to purchase Series A-2 Stock and the subsequent full conversion of the Series A-2 Stock into Common Stock. Section 153(a) of the DGCL provides that "Shares of stock with par value may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the board of directors, or by the stockholders if the certificate of incorporation so provides." In order to comply with the terms of the Stockholders Agreement, the aggregate par value of the shares of Common Stock issuable upon such conversion must be less than $.001, which is the consideration being paid for issuance of such shares. By reducing the par value of each share of Common Stock to $.000001, the aggregate par value of the shares of Common Stock issuable upon exercise of each share of Series A-2 stock will be $.0001827.

Accounting Matters

     As a result of the reduction in par value, on the effective date of reduction in par value, the stated par value capital on the Company's balance sheet attributable to Common Stock will be reduced to 1/1000th of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share of Common Stock will not be affected.

Effectiveness of the Reduction in Par Value

     Pursuant to the Stockholders Agreement, holders of more than a majority of the Voting Stock have agreed to approve the reduction in par value of the Common Stock and Preferred Stock. This reduction will become effective upon the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment. It is expected that such filing will take place on or shortly after the date of the Annual Meeting.

Recommendation

     The Board of Directors unanimously recommends a vote "FOR" the amendment to the Certificate to reduce the par value of the Common Stock and Preferred Stock.

                                   PROPOSAL 4

                           AMENDMENT TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION TO
                       ALLOW ACTION BY STOCKHOLDER CONSENT

General Information

     The Company's Board of Directors has unanimously adopted a resolution approving, and recommending to our stockholders for their approval, a proposal to delete Article IX of the Company's Certificate. Article IX reads as follows:

          Subsequent to a firm commitment underwritten public offering of the Corporation's Common Stock in which gross proceeds equal or exceed $25 million before deducting underwriters' discounts and other expenses of the offering, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected without such a meeting by any consent in writing by such holders.

The Company conducted such a firm commitment underwriting in 1997 and has been subject to the terms of this provision since such time.

Reasons for the Deletion of Article IX

     The Stockholders Agreement and other documents entered into in connection with the Restructuring require the Company to hold a meeting as soon as possible to approve an amendment to the Certificate to delete Article IX. Section 228 of the DGCL provides that "Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation ... may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted...". The effect of Article IX is to prevent the stockholders from taking any such action by written consent without first calling a meeting.

     Section 5(b) of the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock provides that the holders of Series A-1 have the exclusive right, voting separately as a single class, to elect a number of directors equal to a majority of the number of members of the Company's Board of Directors. Any director elected by the holders of shares of Series A-1 Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least 75% of the outstanding shares of Series A-1 Stock at the time of removal. If any director elected by the holders of the Series A-1 Stock shall cease to serve as a director before his or her term shall expire (for whatever reason), the holders of the Series A-1 Stock then outstanding and entitled to vote for such director may, by written consent, or at a special meeting of such holders, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

     Pursuant to the Investors Agreement, the Board of Directors of the Company is to consist of five directors, Heller has the right to appoint two directors, Midwest has the right to appoint one director and the Chief Executive Officer will serve as a director. As long as Article IX remains in effect, Heller and Midwest may not exercise these rights without calling a meeting of the stockholders. Heller and Midwest, as holders of more than 75% of the outstanding shares of Series A-1 Stock, desire to have the ability to elect members to the board of directors without calling a meeting of the stockholders.

     Article IX was implemented in conjunction with the Company's initial public offering of Common Stock. This provision, along with Section 2.14 of the Bylaws which is the Company is seeking to repeal pursuant to Item No. 5, could discourage or make more difficult a merger, tender offer or proxy contest, even if a transaction or contest could be favorable to the interests of stockholders, and could potentially depress the market price of the Common Stock. The Board of Directors of the Company believes that these provisions are no longer appropriate to protect the interests of the Company and its stockholders.

Recommendation

     The Board of Directors unanimously recommends a vote "FOR" the amendment to the Certificate to delete Article IX thereof.

                                   PROPOSAL 5

                           AMENDMENT TO THE COMPANY'S
                                    BYLAWS TO
                               DELETE SECTION 2.14

General Information

     The Company's Board of Directors has unanimously adopted a resolution approving, and recommending to our stockholders for their approval, a proposal to delete Section 2.14 of the Company's Bylaws. Section 2.14 is attached hereto as Appendix B and is summarized below:

     Section 2.14 establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in Section 2.14. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in Section 2.14. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

Reasons for the Deletion of Section 2.14

     The Stockholders Agreement and other documents entered into in connection with the Restructuring require the Company to hold a meeting as soon as possible to approve an amendment to the Bylaws to delete Section 2.14. Although Section
2.14 does not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at an annual or any other meeting, this provision (1) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (2) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders. The Board of Directors of the Company believes that these provisions are no longer appropriate to protect the interests of the Company and its stockholders.

Recommendation

     The Board of Directors unanimously recommends a vote "FOR" the amendment to the Bylaws to delete Section 2.14 thereof.

                                   PROPOSAL 6

                                   APPROVAL OF
               CASTLE DENTAL CENTERS, INC. 2002 STOCK OPTION PLAN

General

     The Company's 2002 Plan was adopted by the board of directors on July 17, 2002. The total number of shares of Common Stock currently reserved for issuance under the 2002 Plan is 15,287,218. The statements herein concerning the terms and provisions of the 2002 Plan are summaries only and are qualified in their entirety by reference to the full text of the 2002 Plan, a copy of which is attached hereto as Appendix A. On November 19, 2002, the Company had the following Common Stock equivalents outstanding: (a) 6,417,206 shares of Common

Stock, (b) warrants to purchase 17,974,062 shares of Common Stock, (c) notes convertible into 3,105,618 shares of Common Stock, (d) 211,282 shares of Series A-1 Stock convertible into 38,597,722 shares of Common Stock, (e) warrants to purchase 60,859 shares of Series A-2 Stock convertible into 11,117,931 shares of Common Stock and (f) approximately 710,050 shares of Common Stock issuable upon the exercise of options previously granted under the 1996 Plan and the Directors Plan, for a total of 77,922,589 common stock equivalents outstanding. If all of the shares reserved for issuance under the 2002 Plan were issued, such shares would represent approximately 16.4% of the Company's currently outstanding Common Stock equivalents. Under the 2002 Plan, 1,389,747 of the shares of Common Stock are reserved for issuance to nonemployee directors of the Company.

     At November 19, 2002, substantially all of the Company's officers, employees and directors were eligible to participate in the 2002 Plan. As of November 19, 2002, no options to purchase shares of Common Stock had been granted under the 2002 Plan. Except as set forth below, the Company does not have any specific plans with respect to future awards under the 2002 Plan at this time.

     The company intends to promptly register the Common Stock to be issued pursuant to the 2002 Plan on Form S-8 if the Company's stockholders approve the 2002 Plan.

     Set forth below is a table showing the number of shares and dollar value of options anticipated to be granted under the 2002 Plan for the persons indicated.

                                                                                              Number of
                                                                    Dollar Value ($)           Shares
                                                                    ----------------          ----------
          James M. Usdan                                              $125,000                2,500,000
          Joseph P. Keane                                               47,500                  950,000
          John M. Slack                                                 46,000                  920,000
          All executive officers (9 persons) (1)                       218,500                4,370,000
          All non-executive directors (4 persons)                       69,937                1,398,747
          All non-executive employees (2)                                    0                        0

-------------
(1) The Company has not yet determined the number of options that will be granted to executive officers other than Messrs. Usdan, Keane and Slack.

(2) The Company has not yet determined the number of options that will be granted to non-executive employees.

Terms of the 2002 Plan and Agreements

     Administration. The 2002 Plan is administered by a plan administrator (the "2002 Plan Administrator") which may be either (i) the Board of Directors of the Company; (ii) any duly constituted committee of the Board of Directors; or (iii) any duly authorized officer or officers of the Company. To date, the Compensation Committee of the Board of Directors has served as the 2002 Plan Administrator. The 2002 Plan Administrator has sole authority to make regulations and guidelines for and to interpret the 2002 Plan. The 2002 Plan Administrator also has sole power to make awards under the 2002 Plan, to designate participants in the 2002 Plan and to impose limitations upon awards under the 2002 Plan.

     Eligibility. All directors, executive officers, key employees and consultants of the Company and certain of its subsidiaries who have the capability of making a substantial contribution to the success of the Company are eligible to participate in the 2002 Plan.

     Shares Subject to 2002 Plan. Currently, not more than 15,287,218 shares of Common Stock may be distributed in accordance with the terms of the 2002 Plan. In addition, the number of shares is subject to adjustment in the event of certain dilutive changes in the number of outstanding shares. The Company issues authorized but unissued shares under the 2002 Plan. Any shares subject to an award which are not used because the terms and conditions of the award are not met may again be used for an award under the 2002 Plan.

     Transferability. Rights under any award generally may not be transferred except by will or the laws of descent and distribution provided that the Plan Administrator may, in its discretion, authorize all or a portion of the stock options (other than incentive stock options) to be granted on terms which permit transfer by the optionee to a trust or trusts for the exclusive benefit of the optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, or spouse, including adoptive relationships, provided that:

     o    such trust or trusts must be controlled by the optionee,

     o    there may be no consideration for any such transfer,

     o the option agreement pursuant to which stock options are granted must be approved by the Plan Administrator, and must expressly provide for transferability, and

     o subsequent transfers will be prohibited except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

     Amendment of the 2002 Plan. The 2002 Plan may be amended by the Board of Directors without the consent of the stockholders except that any amendment, though effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. In addition, no modification of an award can impair the rights of a holder of an outstanding award under the 2002 Plan without such holder's consent.

     Change in Control. In the event of certain changes in control of the Company, the 2002 Plan Administrator may at its discretion do any or all of the following:

     o accelerate any time periods relating to exercise or realization of the award;

     o    cause the awards to be assumed by the successor corporation; or

     o cancel all outstanding options as of the effective date of the change in control, provided that each holder has the right to exercise such option in full for at least 30 days prior to the change in control.

     Stock Options. A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the 2002 Plan Administrator, stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may only be granted to executive officers and other employees of the Company or a subsidiary. In addition, incentive stock options may not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries. Incentive stock options shall be subject to any terms and conditions as the 2002 Plan Administrator deems necessary or desirable in order to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No incentive stock options shall be awarded after the tenth anniversary of the effective date of the 2002 Plan.

     The purchase price per share of Common Stock subject to an option is 100% of the fair market value of a share of Common Stock at the time such option is granted or, in the case of non-qualified stock options, as otherwise fixed by the 2002 Plan Administrator. Upon exercise, payment for shares of Common Stock acquired on exercise of a stock option may be made in cash, in shares of the Common Stock, or a combination thereof, as the 2002 Plan Administrator may determine.

     Stock options are subject to such vesting schedule as determined by the 2002 Plan Administrator and are not exercisable prior to six months from the date of grant unless, in the case of non-qualified stock options, a shorter period is provided by the 2002 Plan Administrator or other section of the 2002 Plan. No incentive stock option may be exercised later than ten years after the date of grant. Generally, options are exercisable only while the participant is an employee of the Company. Options remain exercisable for limited periods of time however, following termination of employment because of death, retirement or permanent disability.

Federal Income Tax Consequences

     The federal income tax consequences, in general, of the 2002 Plan are as follows:

     With respect to non-qualified stock options granted under the 2002 Plan: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or its subsidiary or affiliate. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

     With respect to incentive stock options granted under the 2002 Plan: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant's alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending on the holding period). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceed $1,000,000 such options will be treated as non-qualified options.

     Special rule if option price is paid for in shares: If a participant pays the exercise price of a non-qualified or incentive stock option with previously owned shares of the Company's Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-qualified stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of but will not affect the favorable tax treatment of the shares received.

     The Board recommends that stockholders vote FOR the proposal to approve the Castle Dental Centers, Inc. 2002 Stock Option Plan.


                                   PROPOSAL 7

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2002. At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company's consolidated financial statements for the year ending December 31, 2002. PricewaterhouseCoopers LLP audited the consolidated financial statements of the Company for the year ended December 31, 2001.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

     Fees Paid to Audit Firm. Fees paid to auditor PricewaterhouseCoopers LLP for the annual audit and for reviewing quarterly financial statements were $177,000. All other fees were $212,000, including audit-related fees of $90,000 and other fees of $122,000. Audit-related fees include accounting consultation, various attest services under professional standards, assistance with regulatory filings, and consents. Other fees were related primarily to tax services. There were no financial information systems design and implementation fees.

     After reviewing the non-audit services provided by PricewaterhouseCoopers LLP and engaging in discussions with PricewaterhouseCoopers LLP regarding their independence, the Audit Committee determined that the non-audit services provided to the Company by PricewaterhouseCoopers LLP were not inconsistent with PricewaterhouseCoopers LLP's status as independent auditors. The Audit Committee has received the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1.

                                 ANNUAL REPORTS

     The Company's Annual Report to stockholders, together with its Annual Report on Form 10-K for the year ended December 31, 2001, accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission on April 16, 2002. A copy of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to John M. Slack, Secretary, Castle Dental Centers, Inc., 3701 Kirby Drive, Suite 550, Houston, Texas 77098.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company's Bylaws. The Company currently intends to hold its 2003 Annual Meeting in late May or early June of 2003, consistent with past practice. For such a proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the 2003 annual meeting of stockholders, the proposal must contain the information required by the Company's Bylaws and must be received by the Company, in accordance with Rule 14a-8, a reasonable time before the Company begins to print and mail its proxy materials for its 2003 annual meeting.

     In addition, Section 2.14 of the Company's Bylaws provides that a stockholder desiring to submit a proposal to an annual meeting of stockholders generally must deliver written notice of such proposal, together with the information required by the Bylaws, to the Secretary of the Company no later than 60 days and no earlier than 90 days prior to the first anniversary of the preceding year's annual meeting date. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Since the Company intends to change the date of its 2003 annual meeting by more than 30 days before such anniversary date, the changed notice provisions will apply. Such proposals should be directed to John M. Slack, Senior Vice President and Chief Administrative Officer. If proposal No. 5 regarding the repeal of Section 2.14 of the Bylaws is approved, however, this provision will no longer apply and stockholders will be free to offer proposals at the Annual Meeting.

     Since the Company intends to change the date of its 2003 annual meeting of stockholders by more than 30 days from the date of the 2002 Annual Meeting, the persons named in the Company's form of proxy for the 2003 annual meeting of stockholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice a reasonable time before the Company mails its proxy materials for the 2003 annual meeting of stockholders.

     If the date of the 2003 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the date of the 2002 Annual Meeting, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

     In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

                                  OTHER MATTERS

     The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                                                                      Appendix A

--------------------------------------------------------------------------------


                             2002 Stock Option Plan


--------------------------------------------------------------------------------







                           CASTLE DENTAL CENTERS, INC.














                         ------------------------------

                                  July 19, 2002

                         ------------------------------

                                TABLE OF CONTENTS

ARTICLE I. GENERAL ......................................................    1
Section 1.1 Purpose .....................................................    1
Section 1.2 Administration ..............................................    1
Section 1.3 Eligibility for Participation ...............................    2
Section 1.4 Types of Options Under Plan .................................    2
Section 1.5 Aggregate Limitation on Options .............................    2
Section 1.6 Effective Date and Term of Plan .............................    2
ARTICLE II. STOCK OPTIONS ...............................................    3
Section 2.1 Grant of Stock Options ......................................    3
Section 2.2 Stock Option Agreements .....................................    3
Section 2.3 Stock Option Price ..........................................    3
Section 2.4 Term and Exercise ...........................................    3
Section 2.5 Manner of Payment ...........................................    3
Section 2.6 Issuance of Certificates ....................................    3
Section 2.7 Death, Retirement and Termination of Employment of Optionee .    3
ARTICLE III. INCENTIVE STOCK OPTIONS ....................................    4
Section 3.1 Grant of Incentive Stock Options ............................    4
Section 3.2 Incentive Stock Option Agreements ...........................    4
Section 3.3 Incentive Stock Option Price ................................    4
Section 3.4 Term and Exercise ...........................................    4
Section 3.5 Maximum Amount of Incentive Stock Option Grant ..............    4
Section 3.6 Applicability of Stock Options Sections .....................    4
Section 3.7 Code Requirements ...........................................    4
ARTICLE IV. MISCELLANEOUS ...............................................    5
Section 4.1 General Restriction .........................................    5
Section 4.2 Non-Assignability ...........................................    5
Section 4.3 Withholding Taxes ...........................................    5
Section 4.4 Right to Terminate Employment ...............................    5
Section 4.5 Non-Uniform Determinations ..................................    5
Section 4.6 Rights as a Stockholder .....................................    6
Section 4.7 Definitions .................................................    6
Section 4.8 Leaves of Absence ...........................................    6
Section 4.9 Newly Eligible Employees ....................................    6
Section 4.10 Adjustments ................................................    6
Section 4.11 Changes in the Company's Capital Structure .................    6
Section 4.12 Amendment of the Plan ......................................    7

                           CASTLE DENTAL CENTERS, INC.

                             2002 STOCK OPTION PLAN

                               ARTICLE I. GENERAL

     Section 1.1 Purpose. The purposes of this Stock Option Plan (the "Plan") are to: (1) associate the interests of the management of Castle Dental Centers, Inc. and its subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 4.7.

     Section 1.2 Administration.

     (a) The administration of the Plan with respect to all or any number or type of awards shall be undertaken by one or more of the following as designated from time to time by the Board of Directors of the Company:

          (i) the Board of Directors;

          (ii) any duly constituted committee of the Board of Directors; or

          (iii) any duly authorized officer or officers of the Company.

     Such administrating party shall be referred to herein as the "Plan Administrator". The Board of Directors may place any conditions it deems appropriate on the discretion of the Plan Administrator.

     (b) Subject to any limitations imposed by the Board of Directors, the Plan Administrator shall have the authority, in its sole discretion and from time to time to:

          (i) designate the officers and key employees and consultants of the Company and its Subsidiaries eligible to participate in the Plan;

          (ii) grant Options provided in the Plan in such form and amount as the Plan Administrator shall determine;

          (iii) impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Option as the Plan Administrator shall deem appropriate; and

          (iv) interpret the Plan and any agreement, instrument or other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (c) Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company, any employee and any consultant. No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Option thereunder.

     Section 1.3 Eligibility for Participation. Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other employees and consultants of the Company, executive officers and employees of any Subsidiary of the Company and executive officers and key employees of any consultant to, administrator for or manager of the Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of Options, the Plan Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth. For the purposes of this Plan, the term "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

     Section 1.4 Types of Options Under Plan. Options under the Plan may be in the form of any one or more of the following:

          (i) Stock Options, as described in Article II; and/or

          (ii) Incentive Stock Options, as described in Article III.

Options under the Plan shall be evidenced by an option agreement between the Company and the recipient of the Option, in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan ("Option Agreement"). Option Agreements may provide such vesting schedules for Stock Options and Incentive Stock Options, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Option Agreements, or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor. However, except as provided in this Plan, no modification of an Option shall materially impair the rights of the holder thereof without his consent.

     Section 1.5 Aggregate Limitation on Options.

     (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock, $.001 par value, of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued pursuant to Options issued under the Plan shall be 15,287,218 which may be increased by the Board of Directors pursuant to Section 4.12.

     (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time, all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option.

     (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

     Section 1.6 Effective Date and Term of Plan.

     (a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the shares of Common Stock at a meeting or by written consent.

     (b) The Plan and all Options issued under the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

ARTICLE II. STOCK OPTIONS

     Section 2.1 Grant of Stock Options. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Plan Administrator. The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.

     Section 2.2 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Option Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

     Section 2.3 Stock Option Price. The option price per share of Common Stock which must be paid by the Optionee upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted to the Optionee, unless a higher or lower price is otherwise determined by the Plan Administrator.

     Section 2.4 Term and Exercise. Stock Options granted under the Plan shall not be exercisable prior to six months from the date of their grant, unless a shorter period is provided by the Plan Administrator or by another section of this Plan, and may be subject to such conditions and restrictions on exercise as the Plan Administrator shall determine. A Stock Option shall be subject to such vesting schedule and term ("Option Term") as the Plan Administrator may provide in an Option Agreement. No Stock Option shall be exercisable after the expiration of its Option Term. Unless otherwise provided in an Option Agreement, each Option shall have an Option Term of ten years, subject to earlier termination as provided herein.

     Section 2.5 Manner of Payment. Each Option Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or, if authorized by the Plan Administrator, Common Stock. The Plan Administrator may permit an Optionee to elect to pay the option price upon exercise of a Stock Option through a cashless exercise procedure approved by the Plan Administrator by irrevocably authorizing a broker to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

     Section 2.6 Issuance of Certificates. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

     Section 2.7 Death, Retirement and Termination of Employment of Optionee. Unless otherwise provided in an Option Agreement or otherwise agreed to by the Plan Administrator:

          (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year. The provisions of this section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

          (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 180 days (in the case of permanent disability) or 90 days (in the case of retirement).

          (c) Except as provided in Subsections (a) and (b) of this Section 2.7 or in an Option Agreement, all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

ARTICLE III. INCENTIVE STOCK OPTIONS

     Section 3.1 Grant of Incentive Stock Options. The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is a participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended) ("Incentive Stock Options") to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator. No Incentive Stock Options shall be made under the Plan after the tenth anniversary of the effective date of the Plan. The date an Incentive Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

     Section 3.2 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

     Section 3.3 Incentive Stock Option Price. The option price per share of Common Stock which must be paid by the Optionee upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted to the Optionee.

     Section 3.4 Term and Exercise. Incentive Stock Options granted under the Plan shall not be exercisable prior to six months from the date of their grant, unless a shorter period is provided by the Plan Administrator or by another section of this Plan, and may be subject to such conditions and restrictions on exercise as the Plan Administrator shall determine. Each Incentive Stock Option may be exercised during a period determined by the Plan Administrator, not to exceed ten years from the date of grant thereof (the "Option Term") and may be subject to such vesting scheduling as the Plan Administrator may provide in an Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

     Section 3.5 Maximum Amount of Incentive Stock Option Grant. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during any calendar year (under all plans of the Optionee's employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

     Section 3.6 Applicability of Stock Options Sections. Sections 2.5, Manner of Payment; and 2.6, Issuance of Certificates; and 2.7 Death, Retirement and Termination of Employment; applicable to Stock Options, shall apply equally to Incentive Stock Options. Said sections are incorporated by reference in this
Article III as though fully set forth herein.

     Section 3.7 Code Requirements. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the participant has first requested the change that will result in such disqualification.

ARTICLE IV. MISCELLANEOUS

     Section 4.1 General Restriction. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Option with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Common Stock thereunder, such Option may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Plan Administrator.

     Section 4.2 Non-Assignability.

     (a) No Option granted under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by Code Section 141(p)): provided, however, only with respect to Stock Options other than Incentive Stock Options, the Plan Administrator may, in its discretion, authorize all or a portion of the Stock Options (other than Incentive Stock Options) to be granted on terms which permit transfer by the Optionee to a trust or trusts for the exclusive benefit of the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, or spouse, including adoptive relationships (collectively "Immediate Family"), provided that (A) such trust or trusts must be controlled by the Optionee, (B) there may be no consideration for any such transfer, (C) the Option Agreement pursuant to which Stock Options are granted must be approved by the Plan Administrator, and must expressly provide for transferability in a manner consistent with this Section 4.2, and (D) subsequent transfers of transferred Stock Options shall be prohibited except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Following any permitted transfer, any Stock Option will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term Optionee shall be deemed to refer to the transferee. The termination of employment and other events described in Section 2.7 and in the Option Agreement shall continue to be applied with respect to the original Optionee, and the Stock Option shall be exercisable by the transferee only to the extent, and for the periods, specified
Section 2.7 and in the Option Agreement. During the life of the recipient, such Option shall be exercisable only by such person or by such person's guardian or legal representative.

     (b) Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Stock Option (other than an Incentive Stock Option) hereunder, the original Optionee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to a transferee, including, for example, of the termination of an Option Agreement following the original Optionee's termination of employment.

     Section 4.3 Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue, transfer or vest only such net of the number of shares of the Company sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     Section 4.4 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

     Section 4.5 Non-Uniform Determinations. The Plan Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

     Section 4.6 Rights as a Stockholder. The recipient of any Option under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

     Section 4.7 Definitions. In this Plan the following definitions shall apply:

          (a) "fair market value" as of any date and in respect of any share of Common Stock means the average of the closing bid and offer price on such date or on the next business day, if such date is not a business day, of a share of Common Stock on the OTC Bulletin Board or other public securities market on which the Common Stock trades. If the Plan Administrator determines that the average of the closing bid and offer price on the OTC Bulletin Board or other public securities market on which the Common Stock trades does not properly reflect the fair market value of a share of Common Stock, the fair market value of shares of Common Stock shall be as determined by the Plan Administrator in such manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

          (b) "Option" means a Stock Option or Incentive Stock Option.

          (c) "option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

     Section 4.8 Leaves of Absence. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and
(ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore made to any recipient who takes such leave of absence.

     Section 4.9 Newly Eligible Employees. The Plan Administrator shall be entitled to make such rules, regulations, determinations and grants of Options as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof.

     Section 4.10 Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

     Section 4.11 Changes in the Company's Capital Structure.

     (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then, subject to the provisions, if any, in the Option Agreement (i) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (ii) in the event of a decrease in the number of such shares outstanding the number of shares then subject to Option hereunder shall be proportionately decreased.

     (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable.

     (d) If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

          (i) If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

          (ii) The Plan Administrator may waive any limitations set forth in or imposed pursuant to this Plan or any Option Agreement with respect to such Option such that such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets; and/or

          (iii) The Plan Administrator may cancel all outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full immediately prior to, and contingent upon, the effective date of such merger, consolidation or sale of assets.

     (e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     Section 4.12 Amendment of the Plan.The Board of Directors may, without further approval by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan, including increases to the number of shares which may be covered by Options under this Plan.

     This is the Stock Incentive Plan adopted by the Company on July 19, 2002.

                                                     CASTLE DENTAL CENTERS, INC.


                                                     By: Joseph P. Keane
                                                     Chief Financial Officer

                                                                     Appendix B.

                      Section 2.14 of the Company's Bylaws.

     SECTION 2.14. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

     (a) ANNUAL MEETINGS OF STOCKHOLDERS.

     (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any Stockholder who was a Stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

     (ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to section 2.14(a)(i) of this ARTICLE 2, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first(1st) anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholders' notice as described above. Such Stockholder's notice shall set forth:

     (A) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

     (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

     (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner.

     (iii) Notwithstanding anything in the second sentence of Section 2.14(a)(ii) of this ARTICLE 2 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first (1st) anniversary of the preceding year's annual meeting, a Stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

     (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of

Stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Stockholder who is a Stockholder of record at the time of giving of notice provided for in this Section 2.14, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.14. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be), for election to such positions(s) as specified in the Corporation's notice of meeting, if the Stockholder's notice required by Section 2.14(a)(ii) of this ARTICLE 2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Stockholder's notice as described above.

     (c) GENERAL.

     (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.14. Except as otherwise provided by applicable law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section
2.14 and, if any proposed nomination or business is not in compliance with this
Section 2.14, to declare that such defective proposal or nomination shall be disregarded.

     (ii) For purposes of this Section 2.14, "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associate Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (iii) Notwithstanding the foregoing provisions of this Section 2.14, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights

     (A) of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act; or

     (B) of the holders of any series of Common Stock or Preferred Stock or any outstanding Voting Indebtedness to elect Directors under specified circumstances.

     Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 2.14 of
ARTICLE 2 may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally at elections of Directors voting together as a single class, and at least 80 percent of each class, series and issuance of combined voting power of the then outstanding shares of the Corporation's stock entitled to vote generally at elections of Directors voting separately as a class, series and issuance.

                                                                         (FRONT)

                           Castle Dental Centers, Inc.
                         ANNUAL MEETING OF STOCKHOLDERS

       Solicited by the Board of Directors of Castle Dental Centers, Inc.

     The undersigned hereby appoints James M. Usdan and Joseph P. Keane, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Castle Dental Centers, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on January 7, 2003, or at any adjournment or postponement thereof, as follows:

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

PROPOSAL 1: ELECTION OF DIRECTORS

      [_]  FOR all nominees listed below        [_]  WITHHOLD AUTHORITY for all
                                                     nominees listed below

     James M. Usdan, Paul Kreie, Ira Glazer, Frank A. Baynham and Edward L. Kuntz to hold office until the 2003 Annual Meeting and until their successors are elected and qualified.

     INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided here.

PROPOSAL 2: To amend Article IV of the Company's Certificate of Incorporation to authorize the issuance of 82,000,000 additional shares of Common Stock.

[_]  FOR      [_]  AGAINST     [_]  ABSTAIN

PROPOSAL 3: To amend the Company's Certificate of Incorporation in order to reduce the par value of the Company's common stock and preferred stock from .001 to .000001.

[_]  FOR      [_]  AGAINST     [_]  ABSTAIN

PROPOSAL 4: To amend the Company's Certificate of Incorporation to delete
Article IX in order to permit action by written consent of holders of the outstanding voting stock.

[_]  FOR      [_]  AGAINST     [_]  ABSTAIN

PROPOSAL 5: To amend the Bylaws of the Company to delete Section 2.14 thereof which requires advance notice by stockholders of nominations of directors and all matters to be brought before meetings of stockholders.

[_]  FOR      [_]  AGAINST     [_]  ABSTAIN

PROPOSAL 6: To approve the Castle Dental Centers, Inc. 2002 Stock Option Plan.

[_]  FOR      [_]  AGAINST     [_]  ABSTAIN

PROPOSAL 7: To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2002.

[_]  FOR      [_]  AGAINST     [_]  ABSTAIN


     Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. [_]

     ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSALS 2, 3, 4, 5, 6 AND 7 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                              Dated:                              , 200
                                     -----------------------------     ---




                              --------------------------------------------
                                                 Signature

                              Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

Please complete, sign and promptly mail this proxy in the enclosed envelope.